UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Jennison Natural Resources Fund, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Your Vote is Critical!

You will soon receive an important proxy package about an upcoming JennisonDryden shareholder meeting that affects the fund you own.

The package includes details on a proposal that requires a shareholder vote. You will be provided several voting options that will make it easy for you to cast your vote on this important issue.

Fund Affected: JENNISON NATURAL RESOURCES FUND, INC.

Please vote as soon as possible after you receive your package. Your prompt response is critical because it will help ensure that the shareholder meeting will be held as scheduled and avoid the need to incur additional mailing costs.

Please read the proxy statement when it arrives because it contains important information about your mutual fund investment. This solicitation of proxies is being made by, and on behalf of, the Board of Directors of the fund listed above.

JennisonDryden®Mutual Funds	FIRST CLASS
from Prudential Financial	U.S. POSTAGE
Proxy Tabulator	PAID
PO Box 9112	PROXY
Farmingdale, NY 11735	TABULATOR

SHAREHOLDER NAME
MAILING ADDRESS
CITY, STATE, ZIP